UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 05, 2025

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, J. Kevin Willis notified Ashland Inc. (the “Company”) of his intention to resign as the Company’s Senior Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer, effective May 16, 2025 (the “Effective Date”), to pursue another opportunity. Mr. Willis’ resignation is not the result of any disagreement with the Company related to its financial statements, internal control over financial reporting, operations, policies or practices.

Appointment of Interim Chief Financial Officer

On May 5, 2025, the Company’s Board of Directors (the “Board”) appointed William C. Whitaker, the Company’s Vice President, Finance and Director, Investor Relations, to serve as the Company’s Interim Chief Financial Officer, effective May 6, 2025. Mr. Whitaker, 36, has served in his current role since January 2024. Prior to that, Mr. Whitaker served as the Company’s Vice President, Treasurer and Enterprise R&D Finance Leader from February 2022 to January 2024 and as Vice President, Treasurer and Adhesives Financial Leader from March 2020 to February 2022. Mr. Whitaker also served in various senior finance roles in Corporate Development and Treasury at the Company from May 2015 to March 2020. Mr. Whitaker holds a Bachelor of Arts in Finance from Ohio State University and holds a Chartered Financial Analyst (CFA) designation.

In connection with his appointment, Mr. Whitaker will (i) receive an annual base salary of $354,432, (ii) be eligible for a target cash incentive award of 42% of his base salary, and (iii) receive an equity grant in the form of Restricted Stock Units (“RSUs”), with a grant date fair market value of $130,000, the final number of RSUs to be determined by dividing the final aggregate value of the award by the Company’s closing share price on May 15, 2025 (the “Grant Date”), with such equity award to 100% vest on the third anniversary of the Grant Date, subject to the terms and conditions of the Company’s 2021 Omnibus Plan.

Appointment of Principal Accounting Officer

On May 5, 2025, the Board also appointed Samuel A. Richardson, the Company’s Controller, to serve as Vice President, Controller and Principal Accounting Officer of the Company, effective May 6, 2025. Mr. Richardson, 46, has served as the Company’s Controller since January 2020. Prior to that, Mr. Richardson served in various senior accounting roles at the Company from March 2008 to December 2019. Mr. Richardson holds a Bachelor of Science in Accounting and Computer Information Systems from West Liberty University and is a certified public accountant.

In connection with his appointment, Mr. Richardson will (i) receive an annual base salary of $330,000, (ii) be eligible for a target cash incentive award of 42% of his base salary, and (iii) receive an equity grant in the form of RSUs, with a grant date fair market value of $130,000, the final number of RSUs to be determined by dividing the final aggregate value of the award by the Company’s closing share price on the Grant Date, with such equity award to 100% vest on the third anniversary of the Grant Date, subject to the terms and conditions of the Company’s 2021 Omnibus Plan.

There are no other arrangements or understandings between Mr. Whitaker or Mr. Richardson and the Company or any other persons pursuant to which Mr. Whitaker or Mr. Richardson were appointed as the Company’s Interim Chief Financial Officer and Principal Financial Officer and Principal Accounting Officer, respectively. There are no related party transactions between the Company and Mr. Whitaker or Mr. Richardson (or any of their immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Whitaker and Mr. Richardson do not have any family relationships with any of the Company’s directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	May 5, 2025	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary